EXHIBIT 99.18

                  SUPPLEMENTARY REGISTRATION RIGHTS AGREEMENT

     Supplementary Registration Rights Agreement, dated as of July 31, 2003 (this "Agreement"), by and among Allied Waste Industries, Inc., a Delaware corporation (the "Company") and each of the other parties signatory hereto.

     Reference is made to the Amended and Restated Registration Rights Agreement (the "Registration Rights Agreement"), dated as of July 30, 1999, by and between the Company, on the one hand, and Apollo Investment Fund IV, L.P., a Delaware limited partnership, Apollo Investment Fund III, L.P., a Delaware limited partnership, Apollo Overseas Partners IV, L.P., a Delaware limited partnership, Apollo Overseas Partners III, L.P., a Delaware limited partnership, Apollo (U.K.) Partners III, L.P., an English limited partnership, Apollo/AW LLC, a Delaware limited liability company, Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Capital Partners III Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Offshore Capital Partners III L.P., a Cayman Islands limited partnership, Blackstone Offshore Capital Partners II L.P., a Cayman Islands limited partnership, Blackstone Family Investment Partnership III L.P., a Delaware limited partnership and Blackstone Family Investment Partnership II L.P., a Delaware limited partnership, Blackstone Capital Partners III Merchant Banking Fund L.P., a Delaware limited partnership, Greenwich Street Capital Partners II, L.P., a Delaware limited partnership, GSCP Offshore Fund, L.P., a Cayman Islands exempted limited partnership, Greenwich Fund, L.P., a Delaware limited partnership, Greenwich Street Employees Fund, L.P., a Delaware limited partnership, TRV Executive Fund, L.P., a Delaware limited partnership, DLJMB Funding II, Inc., a Delaware corporation, DLJ Merchant Banking Partners II, L.P., a Delaware limited partnership, DLJ Merchant Banking Partners II-A, L.P., a Delaware limited partnership, DLJ Diversified Partners, L.P., a Delaware limited partnership, DLJ Diversified Partners-A, L.P., a Delaware limited partnership, DLJ Millenium Partners, L.P., a Delaware limited partnership, DLJ Millenium Partners-A, L.P., a Delaware limited partnership, DLJ First ESC L.P., a Delaware limited partnership, DLJ Offshore Partners II, C.V., a Netherlands Antilles limited partnership, DLJ EAB Partners, L.P., a Delaware limited partnership and DLJ ESC II, L.P., a Delaware limited partnership (collectively, the "Shareholders") on the other hand. (Capitalized terms not defined herein shall have the meanings set forth in the Registration Rights Agreement.)

     WHEREAS, the Company and the Shareholders have entered into an Exchange Agreement, dated as of July 31, 2003 (the "Exchange Agreement"), pursuant to which the Shareholders will exchange their shares of Senior Preferred Stock for shares of Common Stock, par value $.01(the "Common Stock"), of the Company.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Company agrees that all shares of Common Stock issued by the Company in exchange for the Senior Preferred Stock pursuant to the Exchange Agreement shall be treated, to the fullest extent permitted by the Registration Rights Agreement, as "Registrable Securities" and "Additional Shares" under the Registration Rights Agreement and, to the fullest extent permitted by the Registration Rights Agreement, shall have the same rights as Registrable Securities and Additional Shares in connection with any registration effected pursuant to the Registration Rights Agreement. For the avoidance of doubt, when used in this Agreement, the term "Registrable Securities" shall include all shares of Common Stock issued by the Company pursuant to the Exchange Agreement. (Nothing in this paragraph shall affect the relative rights of Registrable Securities and other securities to participate in any registration pursuant to the Registration Rights Agreement if all such securities cannot be registered.)

2. In addition to the other rights under the Registration Rights Agreement of the Shareholders who are party to this Agreement, at any time after the first anniversary of the acquisition of shares of Common Stock pursuant to the Exchange Agreement, upon the written request of the Apollo/Blackstone Shareholders (as defined in the Shareholders Agreement and the Supplementary Shareholders Agreement, the form of which is attached as Exhibit B to the Exchange Agreement), the Company shall prepare and file or cause to be prepared and filed with the SEC as promptly as reasonably practicable a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration Statement") registering the resale from time to time by the Shareholders and the Related Transferees (as defined in the Shareholders Agreement) thereof of all of the Registrable Securities (the "Shelf Registration Statement"). The Shelf Registration Statement shall be on Form S-3, or another appropriate form permitting registration of such Registrable Securities for resale by such Shareholders or the Related Transferees thereof in accordance with the methods of distribution reasonably elected by the Shareholders or Related Transferees thereof and set forth in the Shelf Registration Statement. The Apollo/Blackstone Shareholders shall be entitled to only one request for a Shelf Registration Statement pursuant to this Section.

     The Company shall use reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and to keep the Shelf Registration Statement continuously effective under the Securities Act for a period of four years following its being declared effective (the "Effectiveness Termination Date"); provided, however, that such Effectiveness Termination Date shall be increased by the number of days that the Shelf Registration Statement is delayed or suspended pursuant to this Section 2.

     In connection with any sales pursuant to the Shelf Registration Statement, reasonable efforts shall be made not to knowingly sell to any single buyer, acting individually or with others, who, after taking account of the sales, will own more than 9% of the Total Voting Power (as defined in the Shareholders Agreement).

     The Company may delay the filing of the Shelf Registration Statement, and any amendments or supplements thereto, or delay its effectiveness, for a reasonable period (but not longer than 90 days) if, in the sole judgment of the Company's Board of Directors, (i) delay is necessary in light of pending financing transactions, corporate reorganizations, or other major events involving the Company, or (ii) filing at the time requested would materially and adversely affect the business or prospects of the Company in view of disclosure that may be thereby required. Once the cause of the delay is eliminated, the Company shall promptly notify the Shareholders and, promptly after Shareholders notify the Company to proceed, the Company shall file a Shelf Registration Statement or any amendments or supplements thereto and begin or resume performance of its other obligations under this Agreement and the Registration Rights Agreement.

     Subject to the provisions of this Section 2, the Company shall have the right at any time to require that the Shareholders suspend further open market offers and sales of the Registrable Shares whenever, and for so long as, in the reasonable judgment of the Company based upon the advice of legal counsel, there is in existence material undisclosed information or events with respect to the Company the disclosure of which would materially and adversely affect the business or prospects of the Company or suspension is necessary in light of pending financing transactions, corporate reorganizations, or other major events involving the Company (the "Suspension Right"). In the event the Company exercises the Suspension Right, such suspension will continue for the period of time (the "Suspension Period") reasonably necessary for the disclosure to occur at a time that is not materially detrimental to the Company and its stockholders or until such time as the information or event is no longer material, each as determined in good faith by the Company based upon the advice of legal counsel, or for the transactions or other major events to be completed or terminated. The period during which the availability of the Shelf Registration Statement and any prospectus is suspended shall, without the Company incurring any obligation to pay liquidated damages, not, in the aggregate exceed 120 days in any twelve (12) month period. The Company will reasonably promptly give the Shareholders notice of any such suspension and will, as promptly as reasonably practicable after the Suspension Period terminates, allow the resumption of the use of the Shelf Registration Statement and, if required to reflect such material corporate development or major event, prepare a supplement or amendment to the Shelf Registration Statement.

     In the event that the Shareholders should elect to make an underwritten offering or distribution of the Registrable Shares after the Shelf Registration Statement has been declared effective, the number of requests for registration permitted under Section 2.2 of the Registration Rights Agreement shall be reduced by one (1) for each such underwritten offering.

     If there has been filed an amendment to the Shelf Registration Statement relating to an underwritten offering then either Apollo or Blackstone may require the Company to delay the filing of any registration statement relating to shares of Common Stock or delay its effectiveness, for a reasonable period (but not longer than 90 days) if, in the sole judgment of either Apollo Blackstone, a delay is necessary in order to avoid materially and adversely affecting the disposition of Registrable Securities pursuant to the offering by the Shareholders; provided that the foregoing shall not limit the Company's right to file and have declared effective registration statements relating to shares of Common Stock issuable pursuant to employee benefit plans of the Company or any of its subsidiaries or issuable pursuant to a merger, acquisition or similar transaction involving the Company or any of its subsidiaries.

     The provisions of Section 2.4(a)(i),(ii), and (iii), 2.4(b), 2.4 (c), 2.4(d), 2.4(e), 2.4(f), 2.4(g), 2.4(h), 2.4(i), 2.4(j), Article III and
     Sections 4.1, 4.2, 4.3, and 4.4 of the Registration Rights Agreement shall apply to the registration pursuant to this Section as if incorporated herein.

     The Shareholders agree that this Agreement shall not give rise to any additional registration rights (or modifications of existing rights) under Section 4.5 of the Registration Rights Agreement.

3. All other terms of the Registration Rights Agreement shall remain in full force and effect.

          Accepted and Agreed to this ____ day of ____, 2003.

                                             ALLIED WASTE INDUSTRIES, INC.



                                             By:
                                                 -----------------------------
                                                 Name:
                                                 Title:

APOLLO INVESTMENT FUND IV, L.P.

By:   Apollo Advisors IV, L.P.
      its General Partner

By:   Apollo Capital Management IV, Inc.
      its General Partner



By:
      ----------------------------
      Name:
      Title:

APOLLO OVERSEAS PARTNERS IV, L.P.

By:   Apollo Advisors IV, L.P.
      its Managing Partner

By:   Apollo Capital Management IV, Inc.
      its General Partner



By:
      ----------------------------
      Name:
      Title:

APOLLO INVESTMENT FUND III, L.P.

By:   Apollo Advisors II, L.P.
      its General Partner

By:   Apollo Capital Management II, Inc.
      its General Partner



By:
      ----------------------------
      Name:
      Title:

APOLLO OVERSEAS PARTNERS III, L.P.

c/o   Apollo Advisors II, L.P.
      its Managing Partner

By:   Apollo Capital Management II, Inc.
      its General Partner



By:
      ----------------------------
      Name:
      Title:

APOLLO (UK) PARTNERS III, L P.

By:   Apollo Advisors II, L.P.
      its Managing Partner

By:   Apollo Capital Management II, Inc.
      its General Partner


By:
      ----------------------------
      Name:
      Title:

APOLLO/AW, LLC

By:   Apollo Management IV, L.P.
      its Manager

By:   AIF IV Management, Inc.
      its General Partner



By:
      ----------------------------
      Name:
      Title:

BLACKSTONE CAPITAL PARTNERS III
MERCHANT BANKING FUND L.P.,
By:   Blackstone Management Associates III L.L.C.
      its General Partner



By:
      ----------------------------
      Name:
      Title:

BLACKSTONE OFFSHORE
CAPITAL PARTNERS III L.P.
By:   Blackstone Management Associates III L.L.C.
      its General Partner


By:
      ----------------------------
      Name:
      Title:

BLACKSTONE FAMILY
INVESTMENT PARTNERSHIP III L.P.,
By:   Blackstone Management Associates III L.L.C.
      its General Partner



By:
      ----------------------------
      Name:
      Title:

GREENWICH STREET CAPITAL PARTNERS II, L.P.

By:   GREENWICH STREET
      INVESTMENTS II, L.L.C.,
      its General Partner


By:
      ----------------------------
      Name:
      Title:

GSCP OFFSHORE FUND, L.P.

By:   GREENWICH STREET
      INVESTMENTS II, L.L.C.,
      its General Partner


By:
      ----------------------------
      Name:
      Title:

GREENWICH FUND, L.P.

By:   GREENWICH STREET
      INVESTMENTS II, L.L.C.,
      its General Partner


By:
      ----------------------------
      Name:
      Title:

GREENWICH STREET EMPLOYEES FUND, L.P.

By:   GREENWICH STREET
      INVESTMENTS II, L.L.C.,
      its General Partner


By:
      ----------------------------
      Name:
      Title:

TRV EXECUTIVE FUND, L.P.

By:   GREENWICH STREET
      INVESTMENTS II, L.L.C.,
      its General Partner


By:
      ----------------------------
      Name:
      Title:

DLJ MERCHANT BANKING PARTNERS II, L.P.

By:   DLJ Merchant Banking II, Inc.
      Managing General Partner



By:
      ----------------------------
      Name:
      Title:

DLJ MERCHANT BANKING PARTNERS II-A, L.P.

By:   DLJ Merchant Banking II, Inc.
      Managing General Partner


By:
      ----------------------------
      Name:
      Title:

DLJ DIVERSIFIED PARTNERS, L.P.

By:   DLJ Diversified Partners, Inc.
      Managing General Partner


By:
      ----------------------------
      Name:
      Title:

DLJ DIVERSIFIED PARTNERS-A, L.P.

By:   DLJ Diversified Partners, Inc.
      Managing General Partner



By:
      ----------------------------
      Name:
      Title:

DLJ MILLENNIUM PARTNERS, L.P.

By:   DLJ Merchant Banking II, Inc.
      Managing General Partner


By:
      ----------------------------
      Name:
      Title:

DLJ MILLENNIUM PARTNERS-A, L.P.

By:   DLJ Merchant Banking II, Inc.
      Managing General Partner


By:
      ----------------------------
      Name:
      Title:

DLJ FIRST ESC L.P.

By:   DLJ LBO Plans Management Corporation
      General Partner


By:
      ----------------------------
      Name:
      Title:

DLJ OFFSHORE PARTNERS II, C.V.

By:   DLJ Merchant Banking II, Inc.
      Managing General Partner


By:
      ----------------------------
      Name:
      Title:

DLJ EAB PARTNERS, L.P.

By:   DLJ LBO Plans Management Corporation
      General Partner


By:
      ----------------------------
      Name:
      Title:

DLJ ESC II L.P.

By:   DLJ LBO Plans Management Corporation
      General Partner


By:
      ----------------------------
      Name:
      Title:

DLJMB FUNDING II, INC.



By:
      ----------------------------
      Name:
      Title:

-------------------------------
Kenneth D. Moelis

-------------------------------
Mark Lanigan

-------------------------------
Jeffrey Klein

-------------------------------
Susan Schnable